      As filed with the Securities and Exchange Commission on July 29, 1998

                                                      Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              WINSTON HOTELS, INC.
             (Exact name of registrant as specified in its charter)

North Carolina                                               56-1624289
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

2209 Century Drive, Suite 300
Raleigh, North Carolina                                      27612
(Address of Principal Executive Offices)                     (Zip Code)

                    Winston Hotels, Inc. Stock Incentive Plan
                            (Full title of the plan)

                             Robert W. Winston, III
                      President and Chief Executive Officer
                          2209 Century Drive, Suite 300
                          Raleigh, North Carolina 27612
                     (Name and address of agent for service)

                                 (919) 510-6010
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Byron B. Kirkland, Esq.
          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                              Post Office Box 2611
                          Raleigh, North Carolina 27602
                                 (919) 821-1220

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
Title of securities          Amount to          Proposed maximum        Proposed maximum        Amount of
 to be registered        be registered(1)      offering price per      aggregate offering    registration fee
                                                    share(2)                price(2)
----------------------------------------------------------------------------------------------------------------

    Common Stock,        900,000 shares            $11.15625               $10,040,625           $2,961.98
   $.01 par value
----------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares as may hereafter become issuable pursuant to the Winston Hotels, Inc. Stock Incentive Plan in the event of a stock dividend, stock split, recapitalization or other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based on the average of the high and low price per share of the Registrant's Common Stock as reported on The New York Stock Exchange on July 23, 1998.

--------------------------------------------------------------------------------

         Pursuant to General Instruction E of Form S-8, this registration statement is filed to register 900,000 additional shares of Common Stock of Winston Hotels, Inc. (the "Company") for issuance pursuant to the Winston Hotels, Inc. Stock Incentive Plan (the "Plan") (as amended and restated in May
1998). A registration statement on Form S-8 relating to the Plan, Registration No. 333-19197, was previously filed with the Securities and Exchange Commission (the "Commission"), and the content of such registration statement is incorporated in this registration statement by reference. In accordance with General Instruction E, this registration statement contains only such information required by Form S-8 that is not otherwise included in Registration Statement No. 333-19197.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                  (b) the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998; and

                  (c) the Company's Registration Statement on Form 8-A filed with the Commission on March 23, 1994, containing a description of the Common Stock of the Company.

         All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

         Exhibit
         No.               Description
         -------           -----------
         4.1(1)            Amended and Restated Articles of Incorporation of the Company

         4.2(2)            Articles of Amendment to the Amended and Restated Articles of Incorporation,
                           effective June 14, 1995

         4.3(3)            Articles of Amendment to the Amended and Restated Articles of Incorporation,
                           effective September 10, 1997

         4.4(1)            Amended and Restated Bylaws

         4.5               Winston Hotels, Inc. Stock Incentive Plan (as amended May 1998)

         5                 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

         23.1              Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is
                           contained in the opinion submitted as Exhibit 5 hereto

         23.2              Consent of PricewaterhouseCoopers LLP

         23.3              Consent of KPMG Peat Marwick LLP

         24                Power of Attorney (included on the signature page hereto)

--------------------

(1) Exhibits to the Company's Registration Statement on Form S-11 as filed with the Commission (Registration No. 33-76602) effective May 25, 1994 and incorporated by reference herein.

(2) Exhibit to the Company's Quarterly Report on Form 10-Q as filed with the Commission on August 11, 1995 and incorporated by reference herein.

(3) Exhibit to the Company's Annual Report on Form 10-K as filed with the Commission on March 27, 1998 and amended on April 1, 1998 and incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 29th day of July, 1998.

                                              WINSTON HOTELS, INC.


                                              By: /s/ Robert W. Winston, III
                                                  ------------------------------
                                                  Robert W. Winston, III
                                                  President and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY


         Each of the undersigned directors and officers of WINSTON HOTELS, INC., a North Carolina corporation (the "Company"), hereby appoints Robert W. Winston, III and James D. Rosenberg, each with full power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution, to act in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 concerning the Winston Hotels, Inc. Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents full power and authority to do any and all acts and things and to execute any and all instruments for him and in his name in the capacity which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the provisions of the Securities Act of 1933 and any rules, regulations, and requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 29, 1998.

Signature                                                     Title
---------                                                     -----
/s/  Charles M. Winston
------------------------------                       Chairman of the Board
Charles M. Winston                                   (Principal Executive Officer)

/s/  Robert W. Winston, III
------------------------------                       President, Chief Executive Officer
Robert W. Winston, III                               and Director

/s/  James D. Rosenberg
------------------------------                       Chief Financial Officer and Chief
James D. Rosenberg                                   Operating Officer (Principal Financial Officer)

/s/  Brent V. West
------------------------------                       Vice President and Controller
Brent V. West                                        (Principal Accounting Officer)

/s/  James H. Winston
------------------------------                       Director
James H. Winston

/s/  Thomas F. Darden, II
------------------------------                       Director
Thomas F. Darden, II

/s/  Richard L. Daugherty
------------------------------                       Director
Richard L. Daugherty

/s/  Edwin B. Borden
------------------------------                       Director
Edwin B. Borden

/s/  David C. Sullivan
------------------------------                       Director
David C. Sullivan

                              WINSTON HOTELS, INC.
                                  EXHIBIT INDEX

         Exhibit
         No.               Description
         -------           -----------
         4.1(1)            Amended and Restated Articles of Incorporation of the Company

         4.2(2)            Articles of Amendment to the Amended and Restated Articles of Incorporation,
                           effective June 14, 1995

         4.3(3)            Articles of Amendment to the Amended and Restated Articles of Incorporation,
                           effective September 10, 1997

         4.4(1)            Amended and Restated Bylaws

         4.5               Winston Hotels, Inc. Stock Incentive Plan (as amended May 1998)

         5                 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

         23.1              Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. is
                           contained in the opinion submitted as Exhibit 5 hereto

         23.2              Consent of PricewaterhouseCoopers LLP

         23.3              Consent of KPMG Peat Marwick LLP

         24                Power of Attorney (included on the signature page hereto)

--------------------

(1) Exhibits to the Company's Registration Statement on Form S-11 as filed with the Commission (Registration No. 33-76602) effective May 25, 1994 and incorporated by reference herein.

(2) Exhibit to the Company's Quarterly Report on Form 10-Q as filed with the Commission on August 11, 1995 and incorporated by reference herein.

(3) Exhibit to the Company's Annual Report on Form 10-K as filed with the Commission on March 27, 1998 and amended on April 1, 1998 and incorporated by reference herein.